Exhibit 10.ii.ee

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (MONOCAL)

THAILAND

DATE:	MAY 16, 2006

SELLER:	MOSAIC FERTILIZER LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH
RIVERVIEW, FL 33569

BUYER:	CARGILL SIAM LTD.
18TH FLOOR SINDHORN TOWER III
BANGKOK 10330 THAILAND

PRODUCT:	MONOCALCIUM PHOSPHATE (MONOCAL)

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	THAILAND

PERIOD:	JUNE 2006 THROUGH MAY 2007

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL SIAM LTD.	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: